Exhibit 10.2

EXECUTION VERSION

Note Purchase Agreement

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Ladies and Gentlemen:

Each of the undersigned (each, an “Investor”) hereby confirms its agreement with you as follows:

1. This Note Purchase Agreement (the “Agreement”) is made as of November 5, 2009 between MasTec, Inc., a Florida corporation (the “Company”), and the Investor listed on the signature pages hereto.

2. The Company is proposing to issue and sell to certain investors (the “Offering”) up to $100,000,000 aggregate principal amount of its senior convertible notes due 2014 (the “Notes”), which are convertible into shares of the Company’s common stock, par value $0.10 per share (the “Conversion Shares” and, together with the Notes, the “Securities”). The Company reserves the right to increase or decrease this amount. The Securities are being offered to persons who are both institutional accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Qualified Institutional Buyers, or QIBs, as defined in Rule 144A under the Securities Act, pursuant to a private placement exemption from registration under the Securities Act.

3. The Securities shall have the terms described in the private placement memorandum dated November 3, 2009, relating to the offering of the Securities (as may be supplemented or updated on or prior to Closing, the “Private Placement Memorandum”), except that the interest rate and conversion ratio for the Notes shall be separately communicated orally or in writing by the Company or the Placement Agents (as defined below) to the Investor. The Investor’s agreement to purchase the Securities shall be subject to its oral acceptance of such interest rate and conversion ratio.

4. The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor up to the aggregate principal amount of Notes set forth below on the Investor’s signature page for the aggregate purchase price set forth below on such Investor’s signature page; provided that if the Company sells and the Investor buys an aggregate principal amount of Notes less than the number set forth below, the aggregate purchase price of such Notes will be reduced proportionately. The Notes shall be purchased pursuant to the Terms and Conditions for Purchase of Notes attached hereto as Annex A and incorporated herein by reference as if fully set forth herein. The Notes purchased by the Investor will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by the Investor set forth below and will be released by U.S. Bank National Association (the “Trustee”), at the written request of the Company, to such Investor at the Closing (as defined below).

[Signature Pages to Follow]

Aggregate Principal Amount of Notes the Investor Agrees to Purchase: $

Aggregate Purchase Price of such Notes: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Name of Investor:

MASTEC, INC., a Florida corporation

By:	By:
Name:	Print Name:
Title:	Title:
Address:

Tax ID No.:
Contact Name:
Telephone:
Email Address:

Wire instructions to wire funds to the Investor, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.

Name in which electronic book-entry should be made (if different):

DTC Account:

If you are a Registered Investment Company, as defined in Annex A to this Agreement, please provide information relating to your Custodial Agent.

Name of Custodial Agent:

Address:

Tax ID No.:

Contact Name:

Telephone:

Email Address:

Wire instructions to wire funds to the Custodial Agent, in the event the Escrow Agent is required to return the funds of the Investor held in escrow.

Name in which electronic book-entry should be made (if different):

DTC Account:

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Note Purchase Agreement)

Complete the following items in the Note Purchase Agreement:

1. Provide the information regarding the Investor requested on pages 1 and 2. The Agreement must be executed by an individual authorized to bind the Investor.

2. If the Investor is purchasing Notes for more than one investor account, it may either (i) complete a separate Note Purchase Agreement for each such account, in which case a separate wire transfer (or other acceptable forms of payment) must be made by or on behalf of such account for the Notes it will purchase and a separate delivery of Notes will be made to each account, or (ii) complete a single Note Purchase Agreement for all such accounts, in which case only one wire transfer (or other acceptable forms of payment) need be made for the Notes to be purchased for all such accounts, but all such Notes will be delivered to a single account specified by the Investor.

3. Return the signed Note Purchase Agreement to:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York, 10036

Attention: Kalli Cockinos

Tel: 212-761-5474

Fax: 212-404-9828

Email: kalli.cockinos@morganstanley.com

Or:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York, 10017

Attention: Troy Wagner

Tel: 212-526-1535

Fax: 646-758-3157

Email: troy.wagner@barcap.com

4. Please note that all wire transfers must be sent to the account specified in Section 3.4 below.

An executed original Note Purchase Agreement or a facsimile transmission (or other electronic transmission) thereof must be received by 8:00 A.M. New York time on November 5, 2009. Investors who send a facsimile transmission (or other electronic transmission) prior to such deadline must also submit an original via courier as soon thereafter as practicable.

ANNEX A TO THE NOTE PURCHASE AGREEMENT

TERMS AND CONDITIONS FOR PURCHASE OF NOTES

1. Authorization and Sale of Notes. The Company is proposing to sell up to $100,000,000 aggregate principal amount of the Notes. The Company reserves the right to increase or decrease this amount.

2. Agreement to Sell and Purchase the Notes; Placement Agents.

2.1.	Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, up to the aggregate principal amount of Notes set forth on such Investor’s signature page hereto at the purchase price set forth on such signature page; provided that, if the Company sells and the Investor buys an amount of Notes less than the aggregate principal amount set forth on the Investor’s signature page hereto, the aggregate purchase price of such Notes will be reduced proportionately.

2.2.	The Company intends to enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Notes to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the note purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”.)

2.3	The Investor acknowledges that the Company intends to pay Morgan Stanley & Co. Incorporated and Barclays Capital Inc. (the “Placement Agents”) a fee in respect of the sale of Notes to the Investors.

3. Closings and Delivery of Notes and Funds.

3.1	The completion of the purchase and sale of the Notes (the “Closing”) shall occur on November 10, 2009 (the “Closing Date”), at the offices of the Company’s counsel. At the Closing, (i) the Company shall cause the Trustee to deliver to the Investor the Accepted Notes (as defined below) to the DTC account specified by such Investor, and (ii) the aggregate purchase price for the Accepted Notes (as defined below) shall be delivered by or on behalf of the Investor to the Company.

3.2

If the Company receives commitments from Investors to purchase at least $75,000,000 aggregate principal amount of Notes at the price specified in the Private Placement Memorandum, but at the Closing the Company has received less than $75,000,000 from such Investors in settlement of their commitments, the Company shall have the right (but not the obligation) in its sole discretion to terminate this Agreement and the offering. If the Company accepts an Investor’s offer to

Annex A-1

buy Notes in whole or in part, the Placement Agents shall notify the Investor at the telephone number provided on such Investor’s signature page hereto of the interest rate and conversion ratio for the Notes and the principal amount of Notes (the “Accepted Notes”) that the Company shall sell to such Investor and such Investor shall buy, subject to its acceptance of such interest rate and conversion ratio. Payment by an Investor for the Accepted Notes shall be made by wire transfer of immediately available funds to the Escrow Agent, unless the Investor is a registered investment company (a “Registered Investment Company”) under the Investment Company Act of 1940, as amended. If U.S. Bank National Association, as the Company’s escrow agent (the “Escrow Agent”), determines that the conditions to the Closing (including that at least $75,000,000 have been received from Investors in settlement of their commitments) are met, it shall deliver the Investor’s payment to the Company, and the Company shall instruct the Trustee to release the corresponding Accepted Notes to the DTC account specified in the Investor’s signature page hereto. If such conditions to the Closing are not satisfied, the Escrow Agent shall return the Investor’s funds to it, without interest.

3.3	The Company’s obligation to issue and sell Accepted Notes to any Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) completion of the purchases and sales of $75,000,000 aggregate principal amount of Notes under the Agreements with the Investors and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing. The Investor’s obligation to purchase the Accepted Notes shall be subject to the condition that the Placement Agents shall not have terminated the Placement Agency Agreement dated November 4, 2009, between the Company and the Placement Agents (the “Placement Agency Agreement”), pursuant to the terms thereof.

3.4	The Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Accepted Notes being purchased by such Investor to the following account designated by the Company pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) relating to the offering of the Securities, by and between the Company and the Escrow Agent:

Bank Name:	U.S. Bank National Association

ABA No.:	091000022 US Bank
A/C:	180121167365
A/C Name:	US Bank Trust
Additional Text (required):	FFC: 135037000-MasTec Escrow
Attn: Denise 651 495-3898

Annex A-2

Such funds shall be remitted to the Escrow Agent prior to 10.00 a.m., New York City time, on November 10, 2009 and shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investor to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions to the parties’ obligations under this Agreement. If the Investor does not remit the necessary funds to purchase its Accepted Notes on or prior to the Closing Date as specified above, the Investor shall as soon as practicable following the Closing Date purchase such Accepted Notes from the Company as required by this Agreement at a price per Accepted Security that shall include accumulated and unpaid interest on the Accepted Notes from and including the Closing Date to but excluding the date of payment, computed on the basis of a 360-day year consisting of twelve 30-day months. The Company and the Investor agree to indemnify and hold harmless each Placement Agent and the Escrow Agent and their respective directors, officers, employees and agents and each person who controls such Placement Agent or Escrow Agent within the meaning the Securities Act, and the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending the same) (“Losses”) arising under this Section 3.4 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, except for Losses resulting from the willful misconduct or gross negligence of such Placement Agent or Escrow Agent; provided however, that the Investor’s obligations under this sentence shall relate only to Losses arising from any act or failure to act by the Investor. Anything in this agreement to the contrary notwithstanding, in no event shall the Placement Agents or the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Placement Agents or Escrow Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

In lieu of the procedures specified in this Section 3.4, if the Investor is a Registered Investment Company or is purchasing Securities on behalf of a Registered Investment Company, the Investor and its custodial agent (the “Custodial Agent”) shall contact Kalli Cockinos, Morgan Stanley & Co. Incorporated, Tel: 212-761-5474 or Troy Wagner, Barclays Capital Inc., Tel: 212-526-1535, prior to 3:00 p.m., New York City time, on November 4, 2009 for alternative payment instructions.

3.5

Promptly after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Notes are maintained, which broker-dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) providing instructions to credit such account or

Annex A-3

accounts with the Notes by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Notes, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.4 above, the Company shall cause the Investor’s account or accounts to be credited with the Notes pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor, that:

4.1	The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

4.2	The Company has the requisite corporate power and authority to issue and sell the Securities. (i) The Notes have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the indenture (the “Indenture”) related to the Notes (assuming due authentication of the Notes by the Trustee) and paid for as provided in this Agreement will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity; (ii) the Conversion Shares have been duly authorized by the Company and, when issued upon conversion of the Notes in accordance with the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable; and (iii) the Securities will conform to the descriptions thereof in the Private Placement Memorandum.

4.3	After taking into account the matters relating to the Company’s public filings with the Securities and Exchange Commission in the Company’s Definitive Proxy Statement on Schedule 14A and on Form 10-K, Form 10-Q and Form 8-K, including any amendments thereto (collectively, the “Exchange Act Filings”), the Exchange Act Filings, taken as a whole, as of the date of the Purchase Agreements and as of the Closing Date, the Private Placement Memorandum, as of its date, as of the date of the Purchase Agreements and as of the Closing Date, and any amendments or supplements thereto, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Annex A-4

5. Representations, Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to, and covenants with, the Company and the Placement Agents that:

5.1.	(1) The Investor is (a) a QIB as defined in Rule 144A under the Securities Act and an “institutional accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of the Securities to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB who is an institutional accredited investor.

(2) The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of Securities by its acceptance thereof will be deemed to agree, that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been and will not be registered under the Securities Act and that (a) if it decides to offer, resell, pledge or otherwise transfer any of the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company, or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Securities from it of the resale restrictions referred to in (a) above and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that any transfer by such Investor of any Securities complies with the foregoing restrictions, if applicable.

(3) The Investor understands that the Securities, unless sold in compliance with Rule 144 under the Securities Act, will bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES

Annex A-5

ACT), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM THAT ANY SUCH EXEMPTION IS AVAILABLE TO THE HOLDER, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4) It:

(a) is able to fend for itself in the transactions contemplated by the Private Placement Memorandum referred to herein;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

Annex A-6

(5) The Investor has received a copy of the Private Placement Memorandum and acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities and, in conducting its examination, it has not relied on the Placement Agents or on any statements or other information provided by the Placement Agents concerning the Company or the terms of this offering, (b) it has had access to the Company’s Exchange Act Filings and such financial and other information as it has deemed necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it has deemed necessary in connection with the decision to purchase the Securities.

(6) The Investor understands that the Company, the Placement Agents and others will rely upon the truth and accuracy of the representations, acknowledgements and agreements contained herein and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, the Investor shall promptly notify the Company and the Placement Agents. If the Investor is acquiring Securities as a fiduciary or agent for one or more QIB investor accounts, it represents that it has sole investment discretion with respect to each such account, and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.	The Investor acknowledges that the Placement Agents and their directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Private Placement Memorandum and make no representation or warranty to the Investor, express or implied, with respect to the Company or the Securities or the accuracy, completeness or adequacy of the Private Placement Memorandum or any publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor.

5.3.	The Investor acknowledges that no action has been or will be taken in any jurisdiction by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities (including any filing of a registration statement), in any jurisdiction where action for that purpose is required. Each Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.4.

The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this

Annex A-7

Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

5.5	The entry into and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.6.	The Investor understands that nothing in the Private Placement Memorandum, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) otherwise by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attn: General Counsel

Annex A-8

(b)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that if such modification or amendment would affect the rights of the Placement Agents under this Agreement, such instrument shall not be effective unless also signed by the Placement Agents.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

13. Third Party Beneficiary. The Investor acknowledges that the Placement Agents are third party beneficiaries entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Investor under this Agreement.

Annex A-9